UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20200 Sunburst Street, Chatsworth, CA		91311
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 734-8600

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Asset Purchase Agreement

On March 11, 2009, North American Scientific, Inc., a Delaware corporation (the “Company”), North American Scientific, Inc., a California corporation and wholly-owned subsidiary of the Company (“Sub”), and Best Theratronics, Ltd., a Canadian federal corporation (“Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”).

Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, Purchaser agreed to purchase substantially all of the assets of the Sub relating to the Sub’s prostate brachytherapy business (the “Asset Sale”) for a purchase price of $2,500,000 (the “Purchase Price”) and the assumption of certain liabilities of the Sub.  The Purchase Price shall be paid as follows: (1) $1,500,000 in cash at the closing of the Asset Sale, and (2) $1,000,000 will be paid in twelve (12)  equal monthly payments of $83,333.33 following the closing of the Asset Sale pursuant to the provisions of the secured promissory note to be delivered by the Purchaser to the Sub at the closing of the Asset Sale.  The Purchase Price is subject to reduction in the event the gross sales of the Sub’s prostate brachytherapy business measured over a certain period preceding the closing of the Asset Sale have decreased in excess of 25% of the gross sales generated during a comparable period.  The Boards of Directors of the Company (the “Board”) and the Sub have approved the Asset Sale and the Purchase Agreement and determined that the Purchase Agreement and the Asset Sale are advisable and both fair to and in the best interest of the stockholders of the Company and the Sub.

The Purchase Agreement provides that the Sub will indemnify Purchaser against losses or damages arising out of or relating to (i) any breach of any representation or warranty, or nonfulfillment of any covenant by the Sub contained in the Purchase Agreement, (ii) any liabilities of the Sub retained by the Sub, and (iii) any and all actions, claims, judgments, costs and expenses incident to the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition of the same, or in enforcing the indemnity provisions of the Purchase Agreement.

The Company and Sub have made customary representations, warranties and covenants in the Purchase Agreement.

Consummation of the Asset Sale is subject to customary closing conditions, including, among other things, (i) the representations and warranties of the parties to the Purchase Agreement shall be true and correct as of the closing, except as would not be reasonably expected to have a material adverse effect; (ii) the United States Bankruptcy Court for the Central District of California shall have entered into a final sale order; (iii) the Sub executing a non-competition agreement in favor of Purchaser; (iv) the parties entering into a mutual release of all liabilities arising between the parties in connection with certain agreements which were terminated on February 26, 2009; (v) the parties executing a mutual license agreement, pursuant to which the Purchaser shall be entitled to license certain assets retained by the Sub and the Company; (vi) the Sub shall obtain prepaid product liability insurance reasonably acceptable to the Purchaser with respect to products manufactured or sold prior to the closing of the Asset Sale for a period of five (5) years from the closing of the Asset Sale in the amount of $5,000,000; and (vii) the Purchaser’s receipt of a Device Manufacturing License from the California Department of Health Services and a Radioactive Possession License.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached as Exhibit 2.1, which is incorporated herein by reference.  The Purchase Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company or the Sub.  In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the Company and the Sub in connection with the signing of the Purchase Agreement.  These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement.  Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company, Sub and the Purchaser, rather than establishing matters of fact.  Accordingly, the representations and warranties in the Purchase Agreement may not constitute the actual state of facts about the Company, Sub and the Purchaser.

Item 1.02. Termination of a Material Definitive Agreement

Original Asset Purchase Agreement

On February 26, 2009, the Company, the Sub and Purchaser, terminated the original Asset Purchase Agreement dated February 11, 2009 (the “Original Purchase Agreement”).

The Original Purchase Agreement was terminated in connection with the Company, the Sub and Purchaser negotiating and entering into the new Purchase Agreement.

Pursuant to the terms set forth in the Original Purchase Agreement, Purchaser agreed to purchase substantially all of the assets of the Sub relating to the Sub’s prostate brachytherapy business (the “Original Asset Sale”) for a purchase price of $5,000,000 (the “Original Purchase Price”) and the assumption of certain liabilities of the Sub.  The Original Purchase Price was to be paid as follows: (1) $2,000,000 in cash at the closing of the Original Asset Sale, and (2) $3,000,000 was to be paid within twelve (12) months following the closing of the Original Asset Sale.

The foregoing summary of the Original Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Original Purchase Agreement, which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2009 and is hereby incorporated herein by reference.

Management Agreement

In connection with the Original Purchase Agreement, on February 11, 2009, the Sub and the Purchaser entered into a Management Agreement (the “Management Agreement”).  The Management Agreement was also terminated on February 26, 2009.

The Management Agreement was terminated in connection with the Sub and the Purchaser negotiating and entering into the Purchase Agreement.

Pursuant to the terms and subject to the conditions set forth in the Management Agreement, effective March 1, 2009, the Purchaser would have provided management services for the Sub’s prostate brachytherapy business (the “Business”), including (i) the production, marketing, sale and distribution of products related to the Business to the Sub’s customers, (ii) oversight of daily operations, (iii) provision of customer service, (iv) management of accounts payable and accounts receivable, (v) inventory management, and (v) the execution of contracts of a value less than $25,000 (other than contracts for the purchases of raw materials) that would be customary and necessary to the operation of the Business (the “Management Services”).  In consideration of provision of the Management Services, the Purchaser would have been entitled to collect and retain any and all accounts receivable accrued during the term of the Management Agreement.

Pursuant to the Management Agreement, the Sub agreed that, during the term of the Management Agreement and for a period of two (2) years thereafter, the Sub would not solicit the engagement of certain employees of the Sub associated with the Business.

The foregoing summary of the Management Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Management Agreement, which was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2009 and is hereby incorporated herein by reference.

Item 1.03. Bankruptcy or Receivership.

On March 11, 2009, the Sub filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Central District of California (the “Court”), Case Number 1:09-bk-12675MT. The Sub will continue to operate its business as “debtor-in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

On March 12, 2009, the Company issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 12, 2009, the Company received a notice from The Nasdaq Stock Market (“Nasdaq”) indicating that, after the Company’s announcement that it had filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code, the Nasdaq staff (the “Staff”) had determined that, in accordance with the Staff’s discretionary authority pursuant to Marketplace Rule 4300 and IM-4300, the Company’s securities will be delisted from Nasdaq.

The Company does not plan to request an appeal of the Staff’s determination.  Accordingly, the trading of the Company’s common stock will be suspended at the opening of business on March 23, 2009, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company issued a press release on March 13, 2009 regarding the notice that it received from Nasdaq.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 8.01. Other Events

On February 13, 2009, the Company was served a lawsuit by Core Oncology, Inc., a Washington corporation, alleging that the Company breached the terms of a supply agreement.  The Company intends to vigorously defend itself with respect to this matter.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated March 11, 2009, by and among Company, North American Scientific, Inc., a California corporation, and Best Theratronics, Ltd.

99.1	Press release issued by the Company on March 12, 2009.

99.2	Press release issued by the Company on March 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

March 17, 2009	By:	/s/ John B. Rush
John B. Rush
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated March 11, 2009, by and among Company, North American Scientific, Inc., a California corporation, and Best Theratronics, Ltd.

99.1	Press release issued by the Company on March 12, 2009.

99.2	Press release issued by the Company on March 13, 2009.